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                                   EXHIBIT 21

                        SUBSIDIARIES OF HEMOXYMED, INC.
                        -------------------------------

                                                      Name Under Which
Name                     State of Incorporation    Subsidiary Does Business
----                     ----------------------    ------------------------

Ophidian Holdings, Inc.         Delaware                      Same